UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 13, 2007

                           ARIAD Pharmaceuticals, Inc.
             (Exact name of registrant as specified in its charter)


          Delaware                      0-21696                   22-3106987
(State or other jurisdiction          (Commission             (I.R.S. Employer
      of incorporation)               File Number)           Identification No.)


              26 Landsdowne Street, Cambridge, Massachusetts 02139
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (617) 494-0400


                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 5.02   Departure of Directors or Principal Officers; Election of Directors;
            Appointment of Certain Officers; Compensatory Arrangements of
            Certain Officers.

            ARIAD Pharmaceuticals, Inc. (the "Company") announced that
            Mary Tanner has resigned, effective January 13, 2007, from her position as a member of the Company's Board of Directors and all committees of the Board. In her resignation letter, Ms. Tanner noted that increased personal and professional demands have made it very difficult for her to devote the necessary time and attention to her role as a director of the Company. The Company and Ms. Tanner have also entered into a mutual release. The Company thanks Ms. Tanner for her service as a member of the Board.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 ARIAD Pharmaceuticals, Inc.

                                 By:  /s/Edward M. Fitzgerald
                                    --------------------------------------------
                                      Edward M. Fitzgerald
                                      Senior Vice President, Finance & Corporate
                                      Operations, Chief Financial Officer

Date:    January 18, 2007







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